UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2005

Global Signal Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32168	65-0652634

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida	34232

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(941) 364-8886

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 2, 2005, Global Signal Inc. (the “Company”) issued a press release regarding the matters discussed under Item 4.02(a) below, which include pending adjustments to previously issued financial statements. The press release is attached as Exhibit 99.1 hereto. The information under this Item 2.02 in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On March 2, 2005, the Audit Committee of the Board of Directors of the Company concluded that the Company’s previously issued financial statements for the two months ended December 31, 2002, the fiscal year ended December 31, 2003 and the first three fiscal quarters of 2004 should no longer be relied on as a result of certain errors contained therein.

Many public companies, including several other tower companies, have recently announced their intention to modify their lease accounting and, as a result, to restate certain of their financial statements. The staff of the Office of the Chief Accountant of the SEC issued a statement on February 7, 2005 clarifying its views on certain issues related to lease accounting. Consistent with other public companies in the tower and other industries, and in light of this SEC statement, the Company is conducting a review of its accounting for certain types of ground leases and leasehold improvements on leased ground in consultation with its independent registered public accounting firm, Ernst & Young LLP. Based on the Company’s review to date, the Audit Committee believes that the correction of errors due to these changes in the Company’s lease accounting will have a material effect on the Company’s previously issued financial statements for the two months ended December 31, 2002, the fiscal year ended December 31, 2003 and the first three fiscal quarters of 2004 and that the Company will restate those financial statements. The Company will restate such financial statements through the filing of its Form 10-K with the SEC for fiscal year 2004. The Company is continuing to calculate and review the materiality of the impact of these changes with respect to its financial statements for earlier periods.

The restatements will have no impact on historical or future cash flow provided by operating activities, compliance with any of the Company’s borrowing facilities, the timing or amount of payments under related ground leases or the economic value of the Company’s tower assets. These adjustments were not attributable to any material noncompliance with any financial reporting requirements under the securities laws by any employee, officer or director of the Company as a result of any misconduct.

The Audit Committee and certain executive officers of the Company discussed the matters disclosed in this Item 4.02(a) of this Form 8-K with the Company’s independent registered public accounting firm on March 2, 2005.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated March 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SIGNAL INC. (Registrant)

/s/ William T. Freeman

William T. Freeman Executive Vice President, Chief Financial Officer & Assistant Secretary

Date: March 2, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated March 2, 2005.